Exhibit 99

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER 2011 RESULTS

THIRD QUARTER HIGHLIGHTS

•	Adjusted diluted earnings per share (EPS) totaled $0.29, a 32 percent increase over prior year results;

•	Worldwide comparable systemwide revenue per available room (REVPAR) rose 8.7 percent using actual dollars. Average daily rate rose 5.3 percent using actual dollars;

•

At the end of the third quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to more than 105,000 rooms, including over 47,000 rooms outside North America and more than 26,000 rooms in Asia;

•

Nearly 6,000 rooms were added to the worldwide lodging portfolio during the third quarter, including approximately 3,000 rooms in international markets and nearly 1,100 rooms converting from competitor brands;

•

Marriott repurchased 18.0 million shares of the company’s common stock for $550 million during the quarter. Year-to-date through September 9, 2011, the company repurchased 36.5 million shares for $1.2 billion.

BETHESDA, MD – October 5, 2011—Marriott International, Inc. (NYSE: MAR) today reported third quarter 2011 results.

THIRD QUARTER 2011 RESULTS

Third quarter 2011 adjusted net income totaled $104 million, a 25 percent increase compared to third quarter 2010 net income. Adjusted diluted EPS totaled $0.29, a 32 percent increase from diluted EPS in the year-ago quarter. On July 13, 2011, the company forecasted third quarter diluted EPS of $0.25 to $0.29.

1

The reported net loss was $179 million in the third quarter of 2011 compared to net income of $83 million in the year-ago quarter. Reported diluted losses per share was $0.52 in the third quarter of 2011 compared to diluted EPS of $0.22 in the third quarter of 2010.

Adjusted results for the 2011 third quarter exclude $352 million pretax ($251 million after-tax and $0.73 per diluted share) of non-cash other charges. Other charges include $324 million pretax of impairment charges, which Marriott previously disclosed, related to the timeshare segment. Other charges also include an $18 million pretax impairment charge on an investment in equity securities due to a recent decline in the market price of these securities and a $10 million pretax write-off of both deferred contract acquisition costs and an accounts receivable balance related to one property whose owner filed for bankruptcy. Adjusted results also exclude $32 million ($0.09 per diluted share) of tax expense recorded in the 2011 third quarter in conjunction with the write-off of international deferred tax assets related to the timeshare segment that Marriott determined were impaired, which the company also previously disclosed.

J.W. Marriott, Jr., Marriott International chairman and chief executive officer, said, “We were very pleased with our performance in the third quarter. Despite continued economic uncertainty, revenue per available room growth was very strong and adjusted EPS rose 32 percent.

“After reaching targeted debt levels in mid 2010, we have been investing in growth while also returning substantial cash to our shareholders. In the last 12 months, we have opened 33,000 new rooms while returning $1.4 billion to our shareholders through share repurchases and dividends. Third quarter share repurchases alone totaled $550 million.

“The spin-off of our timeshare business is on track and we expect to conclude the transaction in the 2011 fourth quarter. When complete, Marriott will have taken another innovative step, leading the industry as a manager and franchisor of the greatest lodging and timeshare brand portfolio in the business.

“We are cautiously optimistic about 2012 and are well-positioned for continued growth. We expect to add approximately 30,000 rooms in 2012, most of which are already under construction and included in our 105,000 room development pipeline. While there is considerable economic uncertainty, assuming worldwide systemwide REVPAR growth of 3 to 7 percent, our earnings

2

per share could total $1.48 to $1.68 per share and return on invested capital could increase substantially.”

For the 2011 third quarter, REVPAR for worldwide comparable systemwide properties increased 6.9 percent (an 8.7 percent increase using actual dollars). Excluding the Middle East and Japan markets, worldwide comparable systemwide REVPAR rose 7.4 percent (a 9.0 percent increase using actual dollars).

International comparable systemwide REVPAR rose 6.9 percent (a 15.8 percent increase using actual dollars), including a 4.9 percent increase in average daily rate (a 13.6 percent increase using actual dollars) in the third quarter of 2011. Excluding the Middle East and Japan markets, international comparable systemwide constant dollar REVPAR increased 9.2 percent (an 18.7 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 6.9 percent in the third quarter of 2011, including a 3.3 percent increase in average daily rate. Most North American markets reflected both strong demand increases and modest supply growth. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) increased 6.5 percent in the third quarter with a 3.7 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 7.3 percent in the third quarter with a 3.2 percent increase in average daily rate.

Marriott added 38 new properties (5,969 rooms) to its worldwide lodging portfolio in the 2011 third quarter, including the Ritz-Carlton Oman, the Boscolo Palace Roma, Autograph Collection, in Rome and the Courtyard Pune City Centre in India. Five properties (1,234 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed nearly 3,700 properties and timeshare resorts for a total of more than 638,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled nearly 650 properties with over 105,000 rooms at quarter-end.

3

MARRIOTT REVENUES totaled nearly $2.9 billion in the 2011 third quarter compared to over $2.6 billion for the third quarter of 2010. Base management and franchise fees rose 12 percent to $260 million reflecting higher REVPAR at existing hotels, fees from new hotels and, to a lesser extent, favorable foreign exchange rates. Third quarter worldwide incentive management fees increased 38 percent to $29 million. In the third quarter, 24 percent of company-managed hotels earned incentive management fees compared to 23 percent in the year-ago quarter. Incentive management fees largely came from hotels outside of North America in both the 2011 and 2010 quarters.

North American comparable company-operated house profit margins increased 130 basis points in the third quarter primarily reflecting higher occupancy and rate increases. House profit margins for comparable company-operated properties outside North America increased 40 basis points, challenged by lower REVPAR in the Middle East and Japan.

Owned, leased, corporate housing and other revenue, net of direct expenses, increased from $7 million in the 2010 third quarter to $35 million, largely reflecting $13 million of higher credit card and residential branding fees, $8 million of higher termination fees and improved operating results at leased hotels.

In the third quarter, Timeshare segment contract sales increased $15 million to $179 million from segment contract sales of $164 million in the year-ago quarter. In the third quarter, 43 percent of timeshare contract sales came from new customers compared to 37 percent in the year ago quarter. Average contract price improved 45 percent year-over-year while volume per guest increased 10 percent in the third quarter.

In the third quarter, Timeshare sales and services revenue, net of expenses, declined $20 million to $36 million largely due to the year-over-year unfavorable impact of a $15 million adjustment to the Marriott Rewards liability recorded in the year-ago quarter and, to a lesser extent, lower interest income on a smaller mortgage portfolio.

Adjusted Timeshare segment results include Timeshare sales and services revenue, net of direct expenses, as well as base management fees, gains and other income, equity in earnings (losses), interest expense and general, administrative and other expenses associated with the timeshare

4

business. Adjusted Timeshare segment results for the 2011 third quarter totaled $22 million and included $10 million of interest expense related to securitized Timeshare notes. The adjustments to reported Timeshare segment results for the 2011 third quarter are shown on page A-10. In the prior year quarter, Timeshare segment results totaled $38 million and included $12 million of interest expense related to securitized Timeshare notes as shown on page A-10.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses for the 2011 third quarter increased 14 percent to $170 million, compared to expenses of $149 million in the year-ago quarter. The adjustments to reported general, administrative and other expenses for the 2011 third quarter are shown on page A-1. The increase in adjusted expenses reflected several non-routine items including $8 million of transaction-related expenses associated with the spin-off of the timeshare business, $5 million related to the increase of a guarantee reserve for one hotel and the write-off of deferred contract acquisition costs. Adjusted general, administrative and other expenses also increased due to higher costs associated with growth in international markets and incentive compensation increases. The increase in adjusted expenses was partially offset by $6 million of lower legal expenses. The quarter-over-quarter variance also reflected the unfavorable impact of the $4 million reversal in the 2010 third quarter of an accrual related to a tax settlement on a European asset.

INTEREST EXPENSE decreased $2 million to $39 million in the third quarter, primarily due to lower average interest rates on and a decline in the outstanding balance of securitized Timeshare notes.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

Marriott International adjusted EBITDA totaled $240 million in the 2011 third quarter, a 9 percent increase over EBITDA of $220 million in the year-ago quarter. Adjusted EBITDA for the Timeshare segment declined 35 percent to $39 million in the 2011 third quarter largely due to lower interest income and the year-over-year unfavorable impact of a third quarter 2010 adjustment to the Marriott Rewards liability. See pages A-12 and A-13 for the EBITDA and adjusted EBITDA calculations.

5

BALANCE SHEET

At the end of the third quarter 2011, total debt was $3,103 million, including $830 million of debt associated with securitized Timeshare mortgage notes, and cash balances totaled $220 million. At year-end 2010, total debt was $2,829 million, including $1,016 million of debt associated with securitized Timeshare mortgage notes, and cash balances totaled $505 million.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate adjusted diluted EPS totaled 356.8 million in the 2011 third quarter compared to 378.1 million in the year-ago quarter.

The company repurchased 18.0 million shares of common stock in the third quarter of 2011 at a cost of $550 million. Year-to-date through September 9, 2011, Marriott repurchased 36.5 million shares of its stock for $1,225 million. The remaining share repurchase authorization, as of September 9, 2011, totaled 12.4 million shares.

2011 OUTLOOK

The company’s fourth quarter guidance assumes that the spin-off occurs at year-end 2011 and does not include pro forma adjustments or estimates of further transaction expenses. Such transaction costs could be material in the fourth quarter of 2011.

For the fourth quarter, the company assumes North American comparable systemwide REVPAR will increase 6 to 8 percent.

Outside North America, the company assumes fourth quarter 2011 comparable systemwide REVPAR on a constant dollar basis will increase 3 to 5 percent, or 5 to 7 percent excluding the Middle East and Japan markets.

On a worldwide basis, the company expects fourth quarter 2011 comparable systemwide REVPAR on a constant dollar basis will increase 5 to 7 percent, or 6 to 8 percent excluding the Middle East and Japan markets.

6

The company assumes fourth quarter 2011 Timeshare contract sales will total $200 million to $210 million and Timeshare sales and services revenue, net of direct expenses, will total approximately $68 million to $73 million. With these assumptions, Timeshare segment results, including interest expense associated with securitized notes, are expected to total $45 million to $50 million for the 2011 fourth quarter. Excluding the $324 million impairment charge recorded in the third quarter, adjusted Timeshare segment results, including interest expense associated with securitized notes, are expected to total $131 million to $136 million for full year 2011. The adjustments to full year 2011 estimated Timeshare segment results are shown on page A-18. The company further assumes that the timeshare spin-off will occur at year-end 2011.

	Fourth Quarter 2011[1]	Full Year 2011[1]

Total fee revenue	$420 million to $430 million	$1,307 million to $1,317 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx $50 million	Approx $134 million

Timeshare sales and services revenue, net of direct expenses	$68 million to $73 million	$198 million to $203 million

General, administrative and other expenses[2]	$235 million to $245 million	$723 million to $733 million

Operating income	$293 million to $318 million	$906 million to $931 million

Gains and other income	Approx $0	Approx $7 million

Net interest expense[3]	Approx $50 million	Approx $158 million

Equity in earnings (losses)	Approx ($5) million	Approx ($11) million

Earnings per share	$0.45 to $0.50	$1.37 to $1.42

Tax rate		33.0 percent

[1]	Assumes the timeshare spin-off will occur at year-end 2011
[2]

Fourth quarter 2011 General, administrative and other expenses does not include an estimate of transaction costs related to the timeshare spin-off. Full year 2011 General, administrative and other expenses includes $13 million of transaction costs related to the timeshare spin-off incurred in 2011 through the third quarter.

[3]	Net of interest income

The company expects investment spending in 2011 will total approximately $500 million to $600 million, including $50 million to $100 million for maintenance capital spending. Investment spending will also include other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. The company does not expect material investment spending associated with the Timeshare segment in 2011.

7

The company expects to add more than 30,000 rooms in 2011 as most hotels expected to open are already under construction or undergoing conversion from other brands.

Based upon the assumptions above, the company expects full year 2011 adjusted EBITDA to total $1,112 million to $1,132 million, a 7 to 8 percent increase over the prior year’s adjusted EBITDA. This estimate of 2011 adjusted EBITDA reflects $13 million of transaction costs associated with the timeshare spin-off incurred in 2011 through the third quarter, but does not include transaction costs that may be incurred in the fourth quarter. Adjusted EBITDA for full year 2010 totaled $1,044 million and is shown on page A-14.

2012 OUTLOOK

Given today’s economic uncertainty regarding 2012, the company is providing the following assumptions which investors may find useful in making their own estimates of 2012 results. With the exception of unit growth, these are not intended to be forecasts of future performance.

The company assumes full year 2012 comparable systemwide REVPAR on a constant dollar basis will increase 3 to 7 percent in North America, outside North America and worldwide.

The company expects to open approximately 30,000 rooms in 2012 as most hotels expected to open are already under construction or undergoing conversion from other brands.

Given these assumptions, full year 2012 fee revenue could total $1,420 million to $1,490 million. The assumed 2012 fee revenue reflects no timeshare base fees but includes $63 million to $65 million of timeshare royalty fees. The company’s 2011 estimate of fee revenue totals $1,307 million to $1,317 million and includes $58 million to $60 million of timeshare base management fees, but does not reflect any timeshare royalty fees.

Also given these assumptions, owned, leased, corporate housing and other revenue, net of direct expense, could total $130 million to $150 million in 2012, reflecting stronger results from owned and leased hotels and higher credit card branding fees somewhat offset by lower termination fees.

8

For 2012, the company expects general, administrative and other expenses to total $660 million to $675 million, an increase of 3 to 5 percent over 2011 levels excluding Timeshare segment general, administrative and other expenses and transaction costs related to the timeshare spin-off. Adjusted general, administrative and other expenses for 2011 are expected to total $723 million to $733 million reflecting $70 million to $75 million of Timeshare segment general, administrative and other expenses and $13 million of transaction costs incurred in 2011 through the third quarter related to the timeshare spin-off. The adjustment to full year 2011 estimated general, administrative and other expenses is shown on page A-16.

Given these assumptions, 2012 diluted EPS could total $1.48 to $1.68. The company estimates 2011 adjusted diluted EPS, excluding an estimated $0.10 to $0.11 diluted EPS impact from the Timeshare segment, could total $1.27 to $1.31. The estimated diluted EPS impact of the Timeshare segment on 2011 results is shown on page A-18 and the estimated 2011 adjusted diluted EPS is shown on page A-19.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 6, 2011 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until October 6, 2012.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 89671624. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, October 6, 2011 until 8 p.m. ET, Thursday, October 13, 2011. To access the replay, call 404-537-3406. The reservation number for the recording is 89671624.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements concerning the timing of the planned spin-off of our timeshare operations and development business; REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could

9

affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms, corporate housing and our timeshare products; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and unanticipated developments that prevent, delay or otherwise negatively affect the planned spin-off of our Timeshare segment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of October 5, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with nearly 3,700 lodging properties in 72 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, EDITION, Autograph Collection, Renaissance, AC Hotels by Marriott, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn & Suites, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, and Grand Residences by Marriott brands; licenses and manages whole-ownership residential brands, including The Ritz-Carlton Residences, JW Marriott Residences and Marriott Residences; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA, and had approximately 129,000 employees at 2010 year-end. It is ranked by FORTUNE as the lodging industry’s most admired company and one of the best companies to work for. In fiscal year 2010, Marriott International reported sales from continuing operations of nearly $12 billion. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

10

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 3, 2011

TABLE OF CONTENTS

Consolidated Statements of Income	A-1

Total Lodging Products	A-5

Key Lodging Statistics	A-6

Timeshare Segment	A-10

EBITDA and Adjusted EBITDA	A-12

EBITDA and Adjusted EBITDA for Timeshare Segment	A-13

EBITDA and Adjusted EBITDA Forecast	A-14

Adjusted General, Administrative and Other Expenses	A-15

Forecasted Adjusted General, Administrative and Other Expenses	A-16

Adjusted Pretax Margin Excluding Reimbursed Costs	A-17

Estimated 2011 Impact on EPS of Removing the Timeshare Segment and Adding the Royalty Fee	A-18

Earnings Per Share Excluding Other Charges and Certain Tax Items	A-19

Adjusted 2007 EPS Excluding the Timeshare Segment and Including the Timeshare Royalty Fee	A-20

Non-GAAP Financial Measures	A-21

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	As Reported 12 Weeks Ended September 9, 2011	Other Charges and Certain Tax Items	As Adjusted 12 Weeks Ended September 9, 2011 **	As Reported 12 Weeks Ended September 10, 2010	Percent Better (Worse) Adjusted 2011 vs. Reported 2010
REVENUES
Base management fees	$136	$—	$136	$123	11
Franchise fees	124	—	124	109	14
Incentive management fees	29	—	29	21	38
Owned, leased, corporate housing and other revenue [1]	254	—	254	220	15
Timeshare sales and services [2]	286	—	286	275	4
Cost reimbursements [3]	2,045	—	2,045	1,900	8

Total Revenues	2,874	—	2,874	2,648	9
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	219	—	219	213	(3)
Timeshare - direct	250	—	250	219	(14)
Timeshare strategy - impairment charges [5]	324	(324)	—	—	*
Reimbursed costs	2,045	—	2,045	1,900	(8)
General, administrative and other [6]	180	(10)	170	149	(14)

Total Expenses	3,018	(334)	2,684	2,481	(8)

OPERATING (LOSS) INCOME	(144)	334	190	167	14
(Losses) gains and other income [7]	(16)	18	2	3	(33)
Interest expense	(39)	—	(39)	(41)	5
Interest income	2	—	2	4	(50)
Equity in losses [8]	(2)	—	(2)	(5)	60

(LOSS) INCOME BEFORE INCOME TAXES	(199)	352	153	128	20
Benefit (provision) for income taxes	20	(69)	(49)	(45)	(9)

NET (LOSS) INCOME	$(179)	$283	$104	$83	25

(LOSSES) EARNINGS PER SHARE - Basic
(Losses) earnings per share [9]	$(0.52)	$0.82	$0.30	$0.23	30

(LOSSES) EARNINGS PER SHARE - Diluted
(Losses) earnings per share [9]	$(0.52)	$0.82	$0.29	$0.22	32

Basic Shares	345.4	345.4	345.4	363.1
Diluted Shares [10]	345.4	345.4	356.8	378.1

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	As Reported 36 Weeks Ended September 9, 2011	Other Charges and Certain Tax Items	As Adjusted 36 Weeks Ended September 9, 2011 **	As Reported 36 Weeks Ended September 10, 2010	Percent Better (Worse) Adjusted 2011 vs. Reported 2010
REVENUES
Base management fees	$419	$—	$419	$384	9
Franchise fees	347	—	347	305	14
Incentive management fees	121	—	121	107	13
Owned, leased, corporate housing and other revenue [1]	727	—	727	704	3
Timeshare sales and services [2]	850	—	850	849	—
Cost reimbursements [3]	6,160	—	6,160	5,700	8

Total Revenues	8,624	—	8,624	8,049	7
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	643	—	643	654	2
Timeshare - direct	720	—	720	693	(4)
Timeshare strategy - impairment charges [5]	324	(324)	—	—	*
Reimbursed costs	6,160	—	6,160	5,700	(8)
General, administrative and other [6]	498	(10)	488	429	(14)

Total Expenses	8,345	(334)	8,011	7,476	(7)

OPERATING INCOME	279	334	613	573	7
(Losses) gains and other income [7]	(11)	18	7	7	—
Interest expense	(117)	—	(117)	(130)	10
Interest income	9	—	9	11	(18)
Equity in losses [8]	(6)	—	(6)	(20)	70

INCOME BEFORE INCOME TAXES	154	352	506	441	15
Provision for income taxes	(97)	(69)	(166)	(156)	(6)

NET INCOME	$57	$283	$340	$285	19

EARNINGS PER SHARE - Basic
Earnings per share [9]	$0.16	$0.79	$0.95	$0.79	20

EARNINGS PER SHARE - Diluted
Earnings per share [9]	$0.15	$0.77	$0.92	$0.76	21

Basic Shares	356.5	356.5	356.5	361.5
Diluted Shares [10]	369.8	369.8	369.8	376.4

**	Denotes non-GAAP financial measures. Please see page A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

*	Percent cannot be calculated.
[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2] –	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3] –	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4] –

Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5] –	Reflects the following 2011 third quarter Timeshare segment impairments: inventory $256 million, land $62 million, and other impairments $6 million.
[6] –	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[7] –

(Losses) gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.

[8] –	Equity in losses includes our equity in earnings or losses of unconsolidated equity method joint ventures.
[9] –	Earnings per share plus adjustment items may not equal earnings per share as adjusted.
[10] –

Basic and fully diluted weighted average shares outstanding used to calculate earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.

FOURTH QUARTER 2010 CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments
	As Reported 16 Weeks Ended December 31, 2010	Other Charges	Certain Tax Items	As Adjusted 16 Weeks Ended December 31, 2010 **
REVENUES
Base management fees	$178	$—	$—	$178
Franchise fees	136	—	—	136
Incentive management fees	75	—	—	75
Owned, leased, corporate housing and other revenue [1]	342	—	—	342
Timeshare sales and services (including net note sale gains of $38 for the sixteen weeks ended January 1, 2010) [2]	372	—	—	372
Cost reimbursements [3]	2,539	—	—	2,539

Total Revenues	3,642	—	—	3,642
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	301	—	—	301
Timeshare - direct	329	—	—	329
Reimbursed costs	2,539	—	—	2,539
Restructuring costs	—	—	—	—
General, administrative and other [5]	351	(111)	—	240

Total Expenses	3,520	(111)	—	3,409

OPERATING INCOME	122	111	—	233
Gains and other income [6]	28	—	—	28
Interest expense	(50)	—	—	(50)
Interest income	8	—	—	8
Equity in earnings (losses) [7]	2	(11)	—	(9)

INCOME BEFORE INCOME TAXES	110	100	—	210
Benefit (provision) for income taxes	63	(38)	(85)	(60)

NET INCOME	$173	$62	$(85)	$150

EARNINGS PER SHARE - Basic
Earnings per share [8]	$0.48	$0.17	$(0.23)	$0.41

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings per share [8]	$0.46	$0.16	$(0.22)	$0.39

Basic Shares	365.6	365.6	365.6	365.6
Diluted Shares	382.0	382.0	382.0	382.0

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2] –	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3] –	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4] –

Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5] –	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6] –

Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.

[7] –	Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[8] –	Earnings per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share as adjusted.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	September 9, 2011	September 10, 2010	vs. September 10, 2010	September 9, 2011	September 10, 2010	vs. September 10, 2010
Domestic Full-Service
Marriott Hotels & Resorts	355	355	—	143,579	142,277	1,302
Renaissance Hotels	78	79	(1)	28,446	28,790	(344)
Autograph Collection	16	11	5	4,860	1,646	3,214
Domestic Limited-Service
Courtyard	802	785	17	112,578	110,325	2,253
Fairfield Inn & Suites	663	647	16	60,010	58,398	1,612
SpringHill Suites	283	271	12	33,234	31,772	1,462
Residence Inn	597	592	5	72,067	71,280	787
TownePlace Suites	197	192	5	19,770	19,320	450
International
Marriott Hotels & Resorts	202	195	7	62,404	59,936	2,468
Renaissance Hotels	74	67	7	23,740	22,622	1,118
Autograph Collection	4	—	4	495	—	495
Courtyard	104	97	7	20,496	19,307	1,189
Fairfield Inn & Suites	11	10	1	1,361	1,235	126
SpringHill Suites	2	1	1	299	124	175
Residence Inn	18	18	—	2,559	2,559	—
TownePlace Suites	1	—	1	105	—	105
Marriott Executive Apartments	22	23	(1)	3,562	3,775	(213)
Luxury
The Ritz-Carlton - Domestic	39	39	—	11,587	11,587	—
The Ritz-Carlton - International	38	35	3	11,503	10,457	1,046
Bulgari Hotels & Resorts	2	2	—	117	117	—
Edition	1	—	1	78	—	78
The Ritz-Carlton Residential	31	26	5	3,780	2,715	1,065
The Ritz-Carlton Serviced Apartments	4	3	1	579	458	121
Unconsolidated Joint Ventures
AC Hotels by Marriott	75	—	75	7,944	—	7,944
Autograph Collection	4	—	4	278	—	278
Timeshare [2]
Marriott Vacation Club [3]	53	53	—	11,988	11,866	122
The Ritz-Carlton Destination Club	10	9	1	476	446	30
The Ritz-Carlton Residences	4	4	—	238	238	—
Grand Residences by Marriott - Fractional	2	2	—	248	248	—
Grand Residences by Marriott - Residential	2	2	—	68	68	—

Sub Total Timeshare	71	70	1	13,018	12,866	152

Total	3,694	3,518	176	638,449	611,566	26,883

Number of Timeshare Interval, Fractional and Residential Resorts

	Total Properties[2]	Properties in Active Sales[4]
100% Company-Developed
Marriott Vacation Club [4]	53	27
The Ritz-Carlton Destination Club and Residences	12	9
Grand Residences by Marriott and Residences	4	3
Joint Ventures
The Ritz-Carlton Destination Club and Residences	2	2

Total	71	41

[1]	Total Lodging Products excludes the 2,165 and 1,993 corporate housing rental units as of September 9, 2011 and September 10, 2010, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. Residential products are included once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes former Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Three Months Ended August 31, 2011 and August 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$123.32	12.8%	73.5%	3.1	%pts.	$167.78	8.0%
Europe	$138.28	5.3%	78.1%	0.3	%pts.	$177.15	4.9%
Middle East & Africa	$67.12	-10.1%	56.5%	-8.0	%pts.	$118.83	2.6%
Asia Pacific	$95.77	13.9%	73.5%	6.0	%pts.	$130.27	4.5%
Regional Composite[2]	$117.25	7.3%	74.2%	1.6	%pts.	$158.11	5.0%
International Luxury[3]	$185.06	8.5%	63.3%	0.4	%pts.	$292.33	7.8%
Total International[4]	$125.64	7.5%	72.8%	1.5	%pts.	$172.54	5.4%
Worldwide[5]	$110.31	7.2%	73.3%	2.1	%pts.	$150.50	4.1%

Comparable Systemwide International Properties1

	Three Months Ended August 31, 2011 and August 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$105.48	12.4%	70.1%	2.8	%pts.	$150.51	7.9%
Europe	$135.18	5.8%	77.7%	0.6	%pts.	$173.93	5.0%
Middle East & Africa	$65.96	-9.1%	56.2%	-7.0	%pts.	$117.37	2.3%
Asia Pacific	$103.24	8.5%	73.0%	4.5	%pts.	$141.48	1.8%
Regional Composite[2]	$115.94	6.6%	73.5%	1.5	%pts.	$157.82	4.5%
International Luxury[3]	$185.06	8.5%	63.3%	0.4	%pts.	$292.33	7.8%
Total International[4]	$122.84	6.9%	72.4%	1.4	%pts.	$169.56	4.9%
Worldwide[5]	$96.15	6.9%	73.9%	2.3	%pts.	$130.11	3.6%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for June through August. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the three calendar months ended August 31, 2011 and August 31, 2010, and the United States statistics for the twelve weeks ended September 9, 2011 and September 10, 2010. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Eight Months Ended August 31, 2011 and August 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$135.62	10.5%	74.0%	3.1	%pts.	$183.25	5.8%
Europe	$126.47	7.1%	72.9%	1.0	%pts.	$173.42	5.6%
Middle East & Africa	$79.90	-9.8%	57.0%	-11.7	%pts.	$140.19	8.8%
Asia Pacific	$96.01	16.8%	71.8%	6.3	%pts.	$133.80	6.5%
Regional Composite[2]	$114.36	8.6%	71.3%	1.7	%pts.	$160.46	6.0%
International Luxury[3]	$197.04	6.5%	63.9%	0.1	%pts.	$308.14	6.3%
Total International[4]	$124.59	8.1%	70.4%	1.5	%pts.	$177.06	5.9%
Worldwide[5]	$110.54	6.7%	71.0%	1.7	%pts.	$155.80	4.2%

Comparable Systemwide International Properties[1]

	Eight Months Ended August 31, 2011 and August 31, 2010
	REVPAR		Occupancy			Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Caribbean & Latin America	$115.78	10.0%	70.6%	2.9	%pts.	$163.93	5.6%
Europe	$122.13	7.3%	71.8%	1.4	%pts.	$170.15	5.3%
Middle East & Africa	$77.80	-8.5%	56.8%	-10.0	%pts.	$136.88	7.6%
Asia Pacific	$100.70	11.4%	71.1%	4.8	%pts.	$141.68	3.9%
Regional Composite[2]	$111.56	7.7%	70.2%	1.7	%pts.	$158.86	5.2%
International Luxury[3]	$197.04	6.5%	63.9%	0.1	%pts.	$308.14	6.3%
Total International[4]	$120.10	7.5%	69.6%	1.5	%pts.	$172.56	5.2%
Worldwide[5]	$92.87	6.7%	70.4%	2.1	%pts.	$131.83	3.4%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for January through August. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the eight calendar months ended August 31, 2011 and August 31, 2010, and the United States statistics for the thirty-six weeks ended September 9, 2011 and September 10, 2010. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Twelve Weeks Ended September 9, 2011 and September 10, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$113.06	4.4%	73.8%	1.2	%pts.	$153.22	2.8%
Renaissance Hotels	$107.89	8.8%	72.3%	3.5	%pts.	$149.16	3.6%
Composite North American Full-Service[2]	$112.09	5.2%	73.5%	1.6	%pts.	$152.47	2.9%
The Ritz-Carlton[3]	$188.75	13.5%	69.9%	2.7	%pts.	$270.02	9.1%
Composite North American Full-Service & Luxury[4]	$121.24	6.6%	73.1%	1.7	%pts.	$165.89	4.1%
Residence Inn	$93.26	3.8%	79.7%	0.9	%pts.	$117.03	2.6%
Courtyard	$78.07	9.5%	71.6%	4.1	%pts.	$109.06	3.2%
TownePlace Suites	$60.96	11.5%	77.8%	5.0	%pts.	$78.33	4.4%
SpringHill Suites	$67.05	8.1%	70.0%	3.2	%pts.	$95.76	3.3%
Composite North American Limited-Service[5]	$80.38	7.8%	74.1%	3.3	%pts.	$108.53	3.0%
Composite - All[6]	$103.99	7.0%	73.5%	2.4	%pts.	$141.49	3.5%

Comparable Systemwide North American Properties1

	Twelve Weeks Ended September 9, 2011 and September 10, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$102.04	5.1%	71.5%	1.6	%pts.	$142.68	2.8%
Renaissance Hotels	$99.53	7.9%	72.0%	2.8	%pts.	$138.31	3.6%
Composite North American Full-Service[2]	$101.59	5.6%	71.6%	1.8	%pts.	$141.89	2.9%
The Ritz-Carlton[3]	$188.75	13.5%	69.9%	2.7	%pts.	$270.02	9.1%
Composite North American Full-Service & Luxury[4]	$107.80	6.5%	71.5%	1.9	%pts.	$150.81	3.7%
Residence Inn	$95.99	5.4%	82.0%	1.6	%pts.	$117.00	3.3%
Courtyard	$82.46	7.7%	73.1%	3.2	%pts.	$112.80	3.0%
Fairfield Inn & Suites	$66.91	8.7%	73.1%	3.1	%pts.	$91.55	4.1%
TownePlace Suites	$66.25	8.0%	78.6%	2.9	%pts.	$84.32	4.0%
SpringHill Suites	$74.30	8.5%	74.1%	4.2	%pts.	$100.24	2.3%
Composite North American Limited-Service[5]	$80.84	7.3%	75.8%	2.9	%pts.	$106.66	3.2%
Composite - All[6]	$90.89	6.9%	74.2%	2.5	%pts.	$122.52	3.3%

[1]	Statistics include only properties located in the United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for June through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Thirty-six Weeks Ended September 9, 2011 and September 10, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$116.46	4.5%	71.9%	0.5	%pts.	$161.95	3.8%
Renaissance Hotels	$112.39	6.8%	70.3%	2.0	%pts.	$159.93	3.8%
Composite North American Full-Service[2]	$115.69	4.9%	71.6%	0.8	%pts.	$161.58	3.8%
The Ritz-Carlton[3]	$211.94	10.6%	70.8%	3.1	%pts.	$299.45	5.7%
Composite North American Full-Service & Luxury[4]	$126.00	5.9%	71.5%	1.0	%pts.	$176.20	4.4%
Residence Inn	$89.51	3.8%	76.3%	1.4	%pts.	$117.24	1.9%
Courtyard	$75.64	7.7%	68.3%	3.0	%pts.	$110.75	3.0%
TownePlace Suites	$54.65	10.4%	71.7%	5.1	%pts.	$76.22	2.5%
SpringHill Suites	$68.07	9.5%	67.9%	3.0	%pts.	$100.31	4.6%
Composite North American Limited-Service[5]	$77.65	6.8%	70.7%	2.7	%pts.	$109.83	2.7%
Composite - All[6]	$105.38	6.2%	71.2%	1.7	%pts.	$148.08	3.6%

Comparable Systemwide North American Properties[1]
	Thirty-six Weeks Ended September 9, 2011 and September 10, 2010
	REVPAR		Occupancy			Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010		2011	vs. 2010
Marriott Hotels & Resorts	$103.14	5.0%	69.3%	1.0	%pts.	$148.78	3.4%
Renaissance Hotels	$101.53	6.3%	69.8%	1.8	%pts.	$145.52	3.6%
Composite North American Full-Service[2]	$102.85	5.2%	69.4%	1.2	%pts.	$148.19	3.5%
The Ritz-Carlton[3]	$211.94	10.6%	70.8%	3.1	%pts.	$299.45	5.7%
Composite North American Full-Service & Luxury[4]	$109.78	5.8%	69.5%	1.3	%pts.	$157.97	3.9%
Residence Inn	$89.82	5.1%	77.8%	1.8	%pts.	$115.38	2.6%
Courtyard	$78.09	7.0%	69.2%	2.6	%pts.	$112.92	2.9%
Fairfield Inn & Suites	$59.83	9.0%	67.0%	3.2	%pts.	$89.28	3.8%
TownePlace Suites	$61.01	9.7%	73.3%	4.3	%pts.	$83.27	3.2%
SpringHill Suites	$69.58	8.7%	69.8%	4.0	%pts.	$99.63	2.5%
Composite North American Limited-Service[5]	$75.40	7.0%	71.2%	2.8	%pts.	$105.83	2.8%
Composite - All[6]	$88.13	6.5%	70.6%	2.2	%pts.	$124.84	3.1%

[1]	Statistics include only properties located in the United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for January through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments
	As Reported 12 Weeks Ended September 9, 2011	Timeshare Strategy - Impairment Charges	As Adjusted 12 Weeks Ended September 9, 2011 **	As Reported 12 Weeks Ended September 10, 2010	Percent Better / (Worse) Adjusted 2011 vs. Reported 2010
Segment Revenues
Base management fees[1]	$14	$—	$14	$13	8
Sales and services revenue
Development	147	—	147	135	9
Services	97	—	97	86	13
Financing revenue
Interest income - non-securitized notes	8	—	8	11	(27)
Interest income - securitized notes	29	—	29	30	(3)
Other financing revenue	1	—	1	2	(50)

Total financing revenue	38	—	38	43	(12)
Other revenue	4	—	4	11	(64)

Total sales and services revenue	286	—	286	275	4
Cost reimbursements	77	—	77	64	20

Segment revenues	$377	$—	$377	$352	7

Segment Results
Base management fees[1]	$14	$—	$14	$13	8
Timeshare sales and services, net	36	—	36	56	(36)
Timeshare strategy - impairment charges	(324)	324	—	—	—
General, administrative and other expense[1]	(17)	—	(17)	(18)	6
Gains and other income	(1)	—	(1)	—	*
Equity in earnings (losses)	—	—	—	(1)	100
Interest expense	(10)	—	(10)	(12)	17

Segment results	$(302)	$324	$22	$38	(42)

Contract Sales
Company:
Timeshare	$158			$157	1
Fractional	4			5	(20)
Residential	2			—	*

Total company	164			162	1
Joint ventures:
Timeshare	—			—	—
Fractional	2			2	—
Residential	13			—	*

Total joint ventures	15			2	650

Total contract sales[2,3]	$179			$164	9

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]

In 2011, we changed the management reporting structure for properties located in Hawaii. Some base management fees we previously recognized under our International lodging segment we now recognize under our Timeshare segment. For comparability, we have reclassified prior year Timeshare segment revenues and segment results to reflect these changes. These reclassifications only impacted certain segment reporting (including the Timeshare segment) and did not change total consolidated revenue, operating income, or net income.

[2]

For the 12 Weeks Ended September 9, 2011 includes residential contract cancellation allowance reversals $3 million. Gross contract sales for the 2011 third quarter were $176 million before project specific contract cancellation allowance reversals.

[3]

For the 12 Weeks Ended September 10, 2010 includes fractional contract cancellation allowances of ($1) million. Gross contract sales for the 2010 third quarter were $165 million before the contract cancellation allowance.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments
	As Reported 36 Weeks Ended September 9, 2011	Timeshare Strategy - Impairment Charges	As Adjusted 36 Weeks Ended September 9, 2011 **	As Reported 36 Weeks Ended September 10, 2010	Percent Better / (Worse) Adjusted 2011 vs. Reported 2010
Segment Revenues
Base management fees[1]	$40	$—	$40	$38	5
Sales and services revenue
Development	443	—	443	430	3
Services	275	—	275	253	9
Financing revenue
Interest income - non-securitized notes	22	—	22	30	(27)
Interest income - securitized notes	91	—	91	99	(8)
Other financing revenue	4	—	4	5	(20)

Total financing revenue	117	—	117	134	(13)
Other revenue	15	—	15	32	(53)

Total sales and services revenue	850	—	850	849	—
Cost reimbursements	235	—	235	189	24

Segment revenues	$1,125	$—	$1,125	$1,076	5

Segment Results
Base management fees[1]	$40	$—	$40	$38	5
Timeshare sales and services, net	130	—	130	156	(17)
Timeshare strategy - impairment charges	(324)	324	—	—	—
General, administrative and other expense[1]	(50)	—	(50)	(49)	(2)
Gains and other income	—	—	—	—	—
Equity in earnings (losses)	—	—	—	(9)	100
Interest expense	(34)	—	(34)	(40)	15

Segment results	$(238)	$324	$86	$96	(10)

Contract Sales
Company:
Timeshare	$444			$463	(4)
Fractional	19			21	(10)
Residential	4			6	(33)

Total company	467			490	(5)
Joint ventures:
Timeshare	—			—	—
Fractional	8			2	300
Residential	13			(3)	533

Total joint ventures	21			(1)	2,200

Total contract sales[2,3]	$488			$489	—

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]

In 2011, we changed the management reporting structure for properties located in Hawaii. Some base management fees we previously recognized under our International lodging segment we now recognize under our Timeshare segment. For comparability, we have reclassified prior year Timeshare segment revenues and segment results to reflect these changes. These reclassifications only impacted certain segment reporting (including the Timeshare segment) and did not change total consolidated revenue, operating income, or net income.

[2]

For the 36 Weeks Ended September 9, 2011 includes fractional and residential contract cancellation allowance reversals of $1 million and $3 million, respectively. Gross contract sales through the 2011 third quarter were $484 million before project specific contract cancellation allowance reversals.

[3]

For the 36 Weeks Ended September 10, 2010 includes fractional and residential contract cancellation allowances of ($8) million and ($7) million, respectively. Gross contract sales through the 2010 third quarter were $504 million before project specific contract cancellation allowances.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2011
	First Quarter	Second Quarter	Third Quarter	Total Year to Date
Net Income (loss)	$101	$135	$(179)	$57
Interest expense	41	37	39	117
Tax provision (benefit)	51	66	(20)	97
Depreciation and amortization	35	41	40	116
Less: Depreciation reimbursed by third-party owners	(4)	(3)	(4)	(11)
Interest expense from unconsolidated joint ventures	4	4	5	13
Depreciation and amortization from unconsolidated joint ventures	6	7	7	20

EBITDA **	234	287	(112)	409
Other charges
Timeshare strategy - impairment charges and other	—	—	352	352

Total other charges	—	—	352	352

Adjusted EBITDA **	$234	$287	$240	$761

Increase over 2010 Adjusted EBITDA	6%	3%	9%	6%

	Fiscal Year 2010
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$83	$119	$83	$173	$458
Interest expense	45	44	41	50	180
Tax provision (benefit)	46	65	45	(63)	93
Depreciation and amortization	39	42	40	57	178
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(3)	(11)
Interest expense from unconsolidated joint ventures	5	5	6	3	19
Depreciation and amortization from unconsolidated joint ventures	6	6	7	8	27

EBITDA **	221	278	220	225	944
Other charges
Impairment of investments and other	—	—	—	100	100

Total other charges	—	—	—	100	100

Adjusted EBITDA **	$221	$278	$220	$325	$1,044

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA FOR TIMESHARE SEGMENT

THIRD QUARTER 2011 AND FORECASTED 2011

($ in millions)

	Range		Third Quarter 2011	Third Quarter 2010	Percent Change
	Estimated EBITDA Full Year 2011
Timeshare Segment Results [1]	$(193)	$(188)	$(302)	$38
Interest expense	49	49	10	12
Tax provision [2]	—	—	—	—
Depreciation and amortization	33	33	7	8
Less: Depreciation reimbursed by third-party owners	—	—	—	—
Interest expense from unconsolidated joint ventures	—	—	—	2
Depreciation and amortization from unconsolidated joint ventures	—	—	—	—

Timeshare Segment EBITDA **	(111)	(106)	(285)	60
Other charges
Timeshare strategy - impairment charges	324	324	324	—

Total other charges	324	324	324	—

Adjusted EBITDA **	$213	$218	$39	$60	(35)

[1]

In 2011, we changed the management reporting structure for lodging properties located in Hawaii. Some base management fees we previously recognized under our International lodging segment we now recognize under our Timeshare segment. For comparability, we have reclassified prior year Timeshare segment results to reflect these changes. These reclassifications only impacted certain segment reporting (including the Timeshare segment) and did not change total consolidated revenue, operating income, or net income.

[2]	Income taxes are not allocated to segment results.
**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

FORECASTED 2011

($ in millions)

	Range
	Estimated EBITDA Full Year 2011		Full Year 2010
Net Income	$215	$230	$458
Interest expense	160	160	180
Tax provision	180	185	93
Depreciation and amortization	170	170	178
Less: Depreciation reimbursed by third-party owners	(15)	(15)	(11)
Interest expense from unconsolidated joint ventures	20	20	19
Depreciation and amortization from unconsolidated joint ventures	30	30	27

EBITDA **	760	780	944
Other charges
Timeshare strategy - impairment charges and other	352	352	100

Total other charges	352	352	100

Adjusted EBITDA **	$1,112	$1,132	$1,044

Increase over 2010 Adjusted EBITDA	7%	8%

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED GENERAL, ADMINISTRATIVE, AND OTHER EXPENSES

EXCLUDING OTHER CHARGES AND TIMESHARE SPIN-OFF

TRANSACTION COSTS THIRD QUARTER 2011

($ in millions)

Third Quarter 2011
General, administrative and other expenses	$180
Less: Other charges	(10)
Less: Timeshare spin-off transaction costs	(8)

Adjusted General, administrative and other expenses**	$162

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

FORECASTED ADJUSTED GENERAL, ADMINISTRATIVE, AND OTHER EXPENSES

EXCLUDING OTHER CHARGES

ESTIMATED FULL YEAR 2011

($ in millions)

	Range
	Estimated Full Year 2011 **
General, administrative and other expenses	$733	$743
Less: Other charges	(10)	(10)

Adjusted General, administrative and other expenses**	$723	$733

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED PRETAX MARGIN EXCLUDING REIMBURSED COSTS

($ in millions)

	Third Quarter 2011	Third Quarter 2010
(Loss) income before income taxes as reported	$(199)	$128
Timeshare strategy - impairment charges and other	352	—

Income before income taxes excluding other charges **	$153	$128

Total revenues as reported	$2,874	$2,648
Less: Cost reimbursements	(2,045)	(1,900)

Total revenues excluding reimbursed costs	$829	$748

Adjusted pretax margin, excluding the impact of reimbursed costs **	18.5%	17.1%

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ESTIMATED 2011 IMPACT ON EPS OF REMOVING THE TIMESHARE SEGMENT

(BEFORE THE 2011 THIRD QUARTER IMPAIRMENT CHARGES), REMOVING SPIN-OFF TRANSACTION COSTS,

AND INCLUDING AN ESTIMATED TIMESHARE ROYALTY FEE

($ in millions except per share amounts)

	Range
	Estimated Full Year 2011 **
Timeshare Segment Results	$(193)	$(188)
Third Quarter 2011 Timeshare Strategy - Impairment Charges as reported	324	324

Timeshare Segment Results before Timeshare Strategy - Impairment Charges	(131)	(136)
Spin-off transaction costs [1]	13	13
Estimated royalty fee	63	65

	(55)	(58)
Benefit for income taxes	18	19

Impact of removing the timeshare segment and spin-off transaction costs, and including an estimated royalty fee	$(37)	$(39)

Diluted EPS impact of removing the Timeshare segment and spin-off transaction costs, and including an estimated royalty fee	$(0.10)	$(0.11)

Diluted Shares	362.0	362.0

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	Reflects spin-off transaction costs incurred in 2011 through the third quarter.

Note: Proformas to be published at time of the spin. Actuals will vary. Excludes various proforma adjustments. Provided for directional purposes only.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

PLANNING ASSUMPTIONS AND RELATED ESTIMATES THAT

EXCLUDE OTHER CHARGES AND CERTAIN TAX ITEMS IN 2011 AND 2010

AND FOR 2011 EXCLUDE THE IMPACT OF THE TIMESHARE SEGMENT

(BEFORE THE THIRD QUARTER 2011 IMPAIRMENT CHARGES), EXCLUDE THIRD QUARTER

YEAR TO DATE SPIN-OFF TRANSACTIONS COSTS, AND INCLUDE AN ESTIMATED ROYALTY FEE

	Range
	Estimated Full Year 2011 **		Full Year 2010 [1]
Diluted EPS	$0.59	$0.64	$1.21
Other charges and certain tax items	0.78	0.78	(0.07)

Diluted EPS excluding other charges and certain tax items**	1.37	1.42	$1.15

Diluted EPS impact of removing the Timeshare segment and third quarter year to date spin-off transaction costs, and including an estimated royalty fee	(0.10)	(0.11)

Diluted EPS excluding other charges and certain tax items and including the impact of removing the Timeshare segment and third quarter year to date spin-off transaction costs, and including an estimated royalty fee** [2]	$1.27	$1.31

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	Earnings per share plus adjustment items does not equal Diluted Earnings per share excluding other charges and certain tax items due to rounding.
[2]	See page A-18 for details.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED 2007 EPS EXCLUDING THE TIMESHARE SEGMENT,

INCLUDING AN ESTIMATED TIMESHARE ROYALTY FEE,

AND EXCLUDING THE ESOP CHARGE

($ in millions except per share amounts)

Full Year 2007 **
Impact of removal of Timeshare segment results as reported	$(306)
Estimated royalty fee	78

(228)
Benefit for income taxes	84

TIMESHARE INCOME IMPACT OF ADJUSTMENTS	$(144)

DILUTED EPS FROM CONTINUING OPERATIONS AS REPORTED	$1.73
Diluted EPS ESOP Charge Impact	0.14

DILUTED EPS FROM CONTINUING OPERATIONS EXCLUDING ESOP IMPACT	1.87
Diluted EPS Impact of Timeshare income impact of adjustments	(0.36)

DILUTED EPS FROM CONTINUING OPERATIONS AS ADJUSTED	$1.51

Diluted Shares	401.4

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules (or other reconciliations identified below) reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Certain Charges, Costs and Other Expenses. Management evaluates non-GAAP measures that exclude certain charges and tax items incurred in the 2011 third quarter, including Timeshare strategy-impairment charges, certain other charges, and Timeshare spin-off costs, and certain charges and tax items incurred in the 2010 fourth quarter because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

Timeshare Strategy-Impairment Charges. In preparing our Timeshare segment to operate as an independent, public company following our proposed spin-off of the stock of Marriott Vacations Worldwide Corporation (“MVW”) management assessed the Timeshare segment’s intended use of excess undeveloped land and built inventory and the current market conditions for those assets. On September 8, 2011, management approved a plan for the Timeshare segment to accelerate cash flow through the monetization of certain excess undeveloped land in the U.S., Mexico, and the Bahamas over the next 18 to 24 months and to accelerate sales of excess built luxury fractional and residential inventory over the next three years. As a result, because the nominal cash flows from the planned land sales and the estimated fair values of the land and excess built luxury inventory were less than their respective carrying values, we recorded a pre-tax non-cash impairment charge of $324 million in our 2011 third quarter Income Statements under the “Timeshare strategy-impairment charges” caption. This charge was allocated to the Timeshare segment.

Certain Other Charges - 2011. We recorded charges of $28 million in the 2011 third quarter, which included an $18 million other-than-temporary impairment of an investment in marketable securities (recorded in the “(Losses) gains and other income” caption of our Income Statement), not allocated to any of our segments, and a charge totaling $10 million (recorded in the “General, administrative and other” caption of our Income Statements) related to the impairment of deferred contract acquisition costs and an accounts receivable reserve both of which were associated with a Luxury segment property whose owner filed for bankruptcy.

Timeshare Spin-off Costs - 2011. We recorded $8 million and $13 million of transaction-related expenses in the 2011 third quarter and first three quarters of 2011, respectively, (recorded in the “General, administrative and other” caption of our Income Statements and allocated to the Timeshare segment), related to the proposed spin-off of the timeshare business.

Certain Tax Items. Certain tax items included $32 million in the 2011 third quarter and $85 million in the 2010 fourth quarter. The $32 million consisted of non-cash charges related to the impairment of certain international deferred tax assets that we expect to transfer to MVW in conjunction with the planned spin-off of our timeshare operations and timeshare development business. We impaired these assets because we consider it “more likely than not” that MVW will be unable to realize the value of those deferred tax assets. The $85 million related to a settlement with the Appeals Division of the IRS that resolved all issues that arose in the audit of tax years 2005 through 2008. This settlement resulted in a decrease in tax expense for 2010 of approximately $85 million, which was due to the release of previously established tax liabilities for the treatment of funds received from certain non-U.S. subsidiaries. These tax items were not allocated to any of our segments, as we don’t allocate taxes to segments.

Certain Other Charges - 2010. We recorded net charges of $111 million in the 2010 fourth quarter which included an $84 million impairment charge associated with an internally developed software asset and a $27 million impairment charge associated with the anticipated disposition of a land parcel and a golf course. Both of these charges were recorded in the “General, administrative and other” caption of our Income Statements. These charges were partially offset by an $11 million reversal recorded in the 2010 fourth quarter of a funding liability recorded in 2009. This reversal was recorded in the “Equity in losses” caption of our Income Statements. Due to the significant impact of the recent recession on hotel owner profitability, we agreed to absorb a portion of the cost of the software asset and recorded an $84 million impairment charge on the investment in the 2010 fourth quarter to reflect the expected unrecovered cost. Except for the impairment charges totaling $27 million of which $13 million impacted our Timeshare Segment and $14 million impacted our North American Limited-Service segment, the rest of the other charges in 2010 were not allocated to any of our segments.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES (cont.)

Earnings Before Interest, Taxes, and Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Both EBITDA and Adjusted EBITDA (described below) exclude certain cash expenses that we are obligated to make.

Adjusted EBITDA. Management also evaluates Adjusted EBITDA as an indicator of operating performance. Adjusted EBITDA excludes the $324 million of Timeshare strategy-impairment charges and $28 million of other charges recorded in the 2011 third quarter, as well as $100 million of net charges recorded in the 2010 fourth quarter for the reasons noted above under “Adjusted Measures That Exclude Certain Charges, Costs and Other Expenses.”

Timeshare Segment EBITDA and Adjusted EBITDA. Timeshare segment EBITDA reflects Timeshare segment results excluding the impact of interest expense, tax expense and depreciation and amortization. Timeshare segment adjusted EBITDA reflects EBITDA excluding Timeshare-strategy impairment charges recorded in the 2011 third quarter. We do not allocate taxes to our Timeshare or other segments. Management uses these non-GAAP measures for the reasons noted previously under the “EBITDA” caption and “Adjusted Measures That Exclude Certain Charges, Costs and Other Expenses” captions.

Adjusted Pretax Margin Excluding Reimbursed Costs. Cost reimbursements revenue represents reimbursements of costs incurred on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer. As we record cost reimbursements based upon costs incurred with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider total revenues excluding costs reimbursements and therefore, adjusted pretax margin excluding reimbursed costs to be meaningful metrics as they represent that portion of revenue and pretax margin that impacts operating income and net income.

Adjusted Measures that Exclude the Impact of the Timeshare Segment and Include An Estimated Royalty Fee. On February 14, 2011, we announced a plan to separate the company’s businesses into two separate, publicly traded companies. Under the plan, we expect to spin-off our timeshare operations and timeshare development business as a new independent company through a special tax-free dividend to our shareholders in the 2011 fourth quarter. Management evaluates non-GAAP measures that, for prior years and the forecasted full current year, exclude the impact of the Timeshare segment and include the impact of the payment of an estimated royalty fee (as if the spin-off had occurred on either the first day of 2007 or 2011, as applicable) from the new timeshare company for the use of the Marriott timeshare and Ritz-Carlton fractional brands in order to better perform year-over-year comparisons on a comparable basis.

2007 Results as Adjusted. Management evaluates these non-GAAP measures that exclude the charge associated with the 2007 settlement of issues raised during the IRS’ and Department of Labor’s examination of the employee stock ownership plan (“ESOP”) feature of our Employees’ Profit Sharing, Retirement and Savings Plan and Trust, assumes the spin-off occurred on the first day of 2007, and accordingly exclude the Timeshare segment and include the payment of an estimated royalty fee from MVW because these measures allows for period-over-period comparisons for our on-going operations before material charges and after giving effect to the anticipated spin-off. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with those of other lodging companies. The ESOP settlement resulted in an after-tax charge of $54 million in the second quarter of 2007 reflecting $35 million of excise taxes (impacting general, administrative, and other expenses), $13 million of interest expense on those excise taxes and $6 million of income tax expense primarily reflecting additional interest.